Exhibit 99.1

News Release
Amkor Announces Initial Determination in ITC Patent Infringement Case Against Carsem
CHANDLER, Ariz., March 29, 2010 – Amkor Technology, Inc. (Nasdaq: AMKR) said today that the Administrative Law Judge (“ALJ”) in Amkor’s patent infringement case against Carsem in the International Trade Commission (“ITC”) has issued a Supplemental Initial Determination. Although the ALJ’s ruling did not disturb the prior finding that Carsem Dual and Quad Flat No-Lead Packages infringe some of Amkor’s patent claims relating to MicroLeadFrame® (MLF) technology, the ALJ found that some of Amkor’s patent claims are invalid and, as a result, the ALJ did not find a statutory violation of the Tariff Act.
“We are disappointed that the Supplemental Initial Determination did not find a statutory violation of the Tariff Act and disagree with the ALJ’s conclusions regarding the invalidity of some of our asserted patent claims,” said Ken Joyce, Amkor’s President and Chief Executive Officer. “The ALJ’s ruling is not final and we will now be taking steps to seek a ruling by the Commission to modify the ALJ’s decision and issue an exclusion order that would prohibit Carsem from importing its infringing QFN products into the United States.”
The target date for a final ruling by the Commission is July 20, 2010.
About Amkor
Amkor is a leading provider of semiconductor assembly and test services to semiconductor companies and electronics OEMs. More information on Amkor is available from the company’s SEC filings and on Amkor’s website: www.amkor.com .
Forward-Looking Statement Disclaimer
This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding the modification of the ALJ’s decision by the Commission and the issuance of an exclusion order against Carsem. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements. Important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the our Annual Report on Form 10-K for the year ended December 31, 2009 and in our subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Contact:
Amkor Technology, Inc.
Gil C. Tily
Executive Vice President & General Counsel
480-821-5000 (ext. 5162)